UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009 (December 5, 2008)

FEDERATED INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Federated Investors Tower

Pittsburgh, Pennsylvania 15222-3779

(Address of principal executive offices, including zip code)

(412) 288-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 10, 2008, Federated Investors, Inc. (Federated) filed under this item of Form 8-K its acquisition of certain assets of David W. Tice & Associates LLC that relate to the management of the Prudent Bear Fund and the Prudent Global Income Fund with $1.1 billion and $0.4 billion in assets under management, respectively, as of December 5, 2008 (the Prudent Bear Funds). The Form 8-K filed on December 10, 2008 is being amended hereby as permitted by Item 9.01 Financial Statements and Exhibits to furnish the unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X (Amendment No. 1).

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

(i)	The pro forma financial statements required pursuant to Article 11 of Regulation S-X are incorporated herein by reference to Exhibit 99.2, via Amendment No. 1 to the Registrant’s Current Report on Form 8-K dated December 10, 2008.

(1)	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2008

(2)	Unaudited Pro Forma Consolidated Statement of Income for the Nine Months Ended September 30, 2008

(3)	Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2007

(4)	Notes to Unaudited Pro Forma Consolidated Financial Statements

(d)	Exhibits.

99.1	Press Release dated December 9, 2008 regarding Federated’s acquisition of the Prudent Bear Funds (incorporated by reference to Exhibit 99.1 to the December 10, 2008 Current Report on Form 8-K (File No. 001-14818))

99.2	Unaudited Pro Forma Consolidated Financial Statements (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED INVESTORS, INC.
(REGISTRANT)

Dated: February 12, 2009	By:	/s/ Denis McAuley III
Denis McAuley III
Vice President and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release dated December 9, 2008 regarding Federated’s acquisition of the Prudent Bear Funds

99.2	Unaudited Pro Forma Consolidated Financial Statements

*	Previously filed